UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009

ABAXIS, Inc.
 (Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 Whipple Road, Union City, CA	94587
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 675-6500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Chief Operations Officer

On April 22, 2009, the Board of Directors (the “Board”) of Abaxis, Inc. (the “Company”) appointed Donald Wood as the Company’s Chief Operations Officer, effective immediately. Mr. Wood, age 57, has served as the Company’s Vice President of Operations since October 2007. From April 2003 to September 2007, Mr. Wood was the Vice President of Operations of Cholestech Corporation (Nasdaq: CTEC), a medical products manufacturing company which was subsequently acquired by Inverness Medical Innovations, Inc. in September 2007. From July 2001 to March 2003, Mr. Wood served as Vice President of Bone Health, a business unit of Quidel Corporation, a manufacturing and marketer of point-of-care diagnostics, and was responsible for Bone Health Product Operations, Device Research and Development, and Sales and Marketing. He also served as Quidel’s Vice President of Ultrasound Operations from August 1999 to July 2001. Prior to joining Quidel, Mr. Wood was the Director of Ultrasound Operations for Metra Biosystems Inc., a developer and manufacturing company of point-of-care products for osteoporosis, from July 1998 to August 1999 prior to Quidel’s acquisition of Metra Biosystems Inc.

Fiscal 2010 Base Salary and Target Bonus

On April 22, 2009, the Board of the Company, after considering the recommendation of the Compensation Committee of the Board, approved the following fiscal 2010 base salaries for the following named executive officers effective April 1, 2009: (i) Clinton H. Severson, Chairman of the Board, President and Chief Executive Officer, $360,000; (ii) Alberto R. Santa Ines, Chief Financial Officer and Vice President of Finance, $200,000; (iii) Vladimir E. Ostoich, Ph.D., Vice President of Government Affairs and Vice President of Marketing for the Pacific Rim, $210,000; (iv) Kenneth P. Aron, Ph.D., Chief Technology Officer, $210,000; and (v) Donald Wood, the new Chief Operations Officer, $200,000. The salaries are the same as for fiscal 2009 with the exception of Donald Wood, who received a $10,000 raise.

On the same date, the Board approved the fiscal 2010 target bonus levels for executive officers. The officers named above will be eligible for a fiscal 2010 bonus with a participation rate as follows: (i) Clinton H. Severson, 146% of base salary; (ii) Alberto R. Santa Ines, 150% of base salary; (iii) Donald Wood, 150% of base salary; (iv) Vladimir E. Ostoich, Ph.D., 143% of base salary; and (v) Kenneth P. Aron, Ph.D., 143% of base salary (each, a “Target Bonus”).

A bonus will be earned only if the Company achieves 90% or more of one or more of its pre-established quarterly net sales and/or pre-tax income goals during fiscal 2010. Payment of the Target Bonus, as identified above, is equally weighted at 50% for achievement of the Company’s quarterly net sales performance goal and 50% for achievement of the Company’s quarterly pre-tax income performance goal. If the Company was to achieve 90% or more, but less than 100%, of only one performance goal, the payout would be limited to 25% of the Target Bonus. The Target Bonus will be earned by named executive officers if at least 100% of both net sales and pre-tax income performance goals are achieved. The maximum bonus payout is capped at 200% of the Target Bonus, provided the Company achieves greater than 133% of at least one of its two performance goals. If earned, a bonus payment will be paid quarterly at a rate of 15% in the first quarter, 25% in the second and third quarters, and 35% in the fourth quarter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2009

ABAXIS, INC.

By: Alberto Santa Ines
Alberto Santa Ines
Vice President, Finance and
Chief Financial Officer

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